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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     ------------

                                       FORM 8-A

                             FOR REGISTRATION OF CERTAIN
                            CLASSES OF SECURITIES PURSUANT
                           TO SECTION 12(b) OR 12(g) OF THE
                         THE SECURITIES EXCHANGE ACT OF 1934

                       ---------------------------------------

                       SPIROS DEVELOPMENT CORPORATION II, INC.
                              DURA PHARMACEUTICALS, INC.
                (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                             33-0774288, 95-3645543
  ---------------------------         -------------------------------------
   (State of incorporation            (I.R.S. Employer Identification No.)
      or organization)

                                 7475 LUSK BOULEVARD
                                 SAN DIEGO, CA  92121
                 (Address of principal executive offices) (Zip Code)


 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective            Exchange Act and is effective pursuant
 pursuant to General Instruction A(c),    to General Instruction A(d) please
 please check the following box. / /      check the following box.  x

Securities Act registration statement file number to which this form relates:  333-37673/37673-01
           ------------------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                     Name of Each Exchange on Which
         to be so Registered                     Each Class is to be Registered
         -------------------                     ------------------------------

         Not Applicable                                 Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

             Units consisting of (a) one share of callable common stock, par value $.001 per share, of Spiros Development
                 Corporation II, Inc. and (b) one warrant to purchase
               one-fourth of one share of common stock, par value $.001
                       per share, of Dura Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                                   (Title of class)


--------------------------------------------------------------------------------
                                   (Title of class)
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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         This registration statement relates to units ("Units") consisting of
         (i) one share of callable common stock, par value $.001 per share, of Spiros Development Corporation II, Inc. ("Spiros Corp. II") and (ii) one warrant to purchase one-fourth of one share of common stock, par value $.001 per share, of Dura Pharmaceuticals, Inc. ("Dura"). The Units are offered pursuant to and are described in that certain registration statement on Form S-1/S-3 (Registration No. 333-37673 and 333-37673-01) filed with the Securities and Exchange Commission by Spiros Corp. II and Dura on October 10, 1997, as amended (the "Registration Statement"), which Registration Statement is hereby incorporated by reference. In addition, the form of prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2.  EXHIBITS.

         1.   Certificate of Incorporation of Spiros Corp. II, filed as Exhibit
              3.1 to the Registration Statement.

         2. Form of Amended and Restated Certificate of Incorporation of Spiros Corp. II to be effective immediately prior to the closing of the offering of the Units, filed as Exhibit 3.3 to the Registration Statement.

         3. Certificate of Incorporation of Dura, previously filed as, and hereby incorporated by reference to, Exhibit 3.2 to Dura's Form 10-Q (File No. 000-19809) for the quarterly period ended June 30, 1997, filed on July 15, 1997.

         4.   Specimen Unit Certificate.

         5.   Specimen Stock Certificate for Dura Common Stock.

         6.   Specimen Stock Certificate for Spiros Corp. II Callable Common
              Stock.

         7.   Specimen Stock Certificate for Spiros Corp. II Special Shares.

         8. Purchase Option, included in Exhibit 3.3 filed with the Registration Statement.

         9.   Form of Warrant Agreement, including Form of Warrant, filed as
              Exhibit 4.2 to the Registration Statement.


                                          2.
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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  December 11, 1997               SPIROS DEVELOPMENT CORPORATION II, INC.



                                       By:  /s/ Mitchell R. Woodbury
                                            -----------------------------------
                                            Mitchell R. Woodbury
                                            Secretary



                                       DURA PHARMACEUTICALS, INC.


                                       By:  /s/ Mitchell R. Woodbury
                                            -----------------------------------
                                            Mitchell R. Woodbury
                                            Senior Vice President and General
                                            Counsel

                                          3.